Universal Technical Institute Reports Fiscal Year 2020 First Quarter Results

SCOTTSDALE, ARIZ. - February 6, 2020 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of transportation technician training, reported financial results for the fiscal 2020 first quarter ended December 31, 2019.

•	First quarter revenue of $87.2 million increased 5.0% versus the prior year quarter.

•	New student starts, excluding Norwood, MA campus, increased 7.7% for the first quarter as compared to the prior year quarter.

•	First quarter net income of $4.7 million increased $12.4 million from the prior year quarter loss.

•	Adjusted EBITDA(1) of $10.1 million in the first quarter increased $8.7 million versus the prior year quarter.

•	Management reaffirms overall full year 2020 guidance while increasing capital expenditure guidance to reflect incremental growth investments in welding program expansions.

"Growth in our first quarter of fiscal 2020 across multiple key metrics reflects our focused execution on our multi-pronged strategy,” said Jerome Grant, UTI's Chief Executive Officer. “New student starts were up 7.7%, revenues increased 5%, and operating income of $4.3 million improved $11.5 million from the prior year quarter’s loss. As a result, we grew net income to $4.7 million."

“We have strengthened our foundation and are taking steps to drive our next phase of growth. Recently, we realigned our senior leadership team to fuel that growth, streamline the student experience and become more effective and efficient from initial contact through the admissions process."

“We are keenly focused on offering curriculum to provide our students training for job skills that are in high demand. This focus, combined with our goal to efficiently utilize space in our legacy campuses, produced our successful welding programs. To capitalize on the positive turn in our results, we have accelerated expansion of welding and now plan to move from three to at least six programs by fiscal 2021. Additionally, with an eye toward the future of the transportation industry and arming our students with the skills they will need to succeed, we are adapting our core automotive program to include Volvo Car’s advanced and electrified vehicles and technology, and continuing our work in partnership with industry to update our manufacturer programs with the latest in their brand-specific innovations."

“We remain committed to delivering the next phase of profitable growth and generating positive returns for all our stakeholders.”

Financial Results for the Three-Month Period Ended December 31, 2019 Compared to 2018

•	New student starts, excluding the Norwood, MA campus, were up 7.7%.

•	Revenues increased 5.0% to $87.2 million compared to $83.1 million, primarily driven by an average full-time enrollment increase of 3.3% and higher revenue per student of 1.6%.

•
Operating expenses decreased by 8.1% to $83.0 million, compared to $90.3 million, primarily due to lower contract and professional services expense, advertising expense, and compensation and related expenses. First quarter of 2020 included $1.5 million of severance cost related to UTI’s CEO transition, while the first quarter of 2019 included a $4.0 million consultant termination fee expense.

•	Operating income was $4.3 million, compared to operating loss of $7.2 million.

•	Net income was $4.7 million, compared to net loss of $7.7 million.

•	Adjusted operating income(1) was $6.5 million, compared to a loss of $2.9 million.

•	Adjusted EBITDA(1) was $10.1 million, compared to adjusted EBITDA of $1.4 million.

•	Operating cash flow was $7.1 million, compared to operating cash flow of $4.4 million.

•	Adjusted free cash flow(1) was $7.0 million, compared to adjusted free cash flow of $5.6 million.

(1)See “Use of Non-GAAP Financial Information” below.

Student Metrics

	Three Months Ended December 31,
	2019	2018
Total starts	1,594	1,511
Total starts (excluding Norwood, MA campus)(2)	1,594	1,480
Average undergraduate full-time student enrollment	11,600	11,225
End of period undergraduate full-time student enrollment	10,766	10,540

(2) Starting with the third quarter fiscal 2019, UTI will be reporting operating metrics, such as students starts, excluding its Norwood, MA campus. As previously reported on the Current Report on Form 8-K filed with the SEC on February 19, 2019, Norwood is no longer accepting new student applications and will fully close before the end of 2020. As such, the company believes it is appropriate to exclude its impact.

2020 Fiscal Outlook

“The positive start in the fiscal first quarter demonstrates the momentum driving our expected year-over-year annual growth,” said UTI Chief Financial Officer Troy Anderson. “During the fiscal year, we expect our normal seasonality in which student enrollments are typically lower in the second and third quarters and thus results in higher relative revenue and profitability in our fiscal first and fourth quarters. Focused on continuing to fuel long-term growth, we are investing in opening at least two more welding programs that will drive incremental growth over the next two fiscal years. As such, we are increasing our capital expenditures guidance to range between $11.5 million and $13.5 million, while maintaining our adjusted free cash flow guidance and reaffirming the other components of our 2020 fiscal guidance.”

FY 2020 Guidance
New student start growth (excluding Norwood, MA campus)	Up 2.5% - 4.5%
Average student population growth	Up 1.0% - 2.0%
Revenue(3)	$338.0M - $345.0M
Operating expenses(4)	$330.0M - $335.0M
Operating income (loss)(4)	$8.0M - $13.0M
Adjusted operating income (loss)(1)(4)	$13.0M - $18.0M
Net income(4)	$9.5M - $14.5M
Adjusted EBITDA(1)(4)	$26.5M - $31.5M
Operating cash flow	$28.0M - $33.0M
Adjusted free cash flow(1)	$23.5M - $28.5M
Capital expenditures	$11.5M - $13.5M

(3) Fiscal Year 2020 guidance equates to year over year revenue growth of 2.0% to 4.0%, which includes a 1.0% to 1.5% net negative impact from the Norwood, MA campus exit.

(4) Fiscal Year 2020 guidance includes the impact from the adoption of ASC 842. Refer to schedule on page 11.

Conference Call
Management will hold a conference call to discuss the financial results for the fiscal 2020 first quarter ended December 31, 2019, on Thursday, February 6, 2020, at 2:30 p.m. MST (4:30 p.m. EDT).

To participate in the live call, investors are invited to dial (412) 317-6790 or (844) 881-0138. A live webcast of the call will be available via the Universal Technical Institute investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for 90 days at https://investor.uti.edu or the telephone replay can be accessed through March 6, 2020, by dialing
(412) 317-0088 or (877) 344-7529 and entering passcode 10138845.

Use of Non-GAAP Financial Information

This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and help to identify underlying trends. Additionally, such measures help compare the company's performance on a consistent basis across time periods. Management defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization and adjusted for items not considered as part of the company's normal recurring operations. Management defines adjusted operating income (loss) as income (loss) from operations, adjusted for items that affect trends in underlying performance from year to year and are not considered normal recurring cash operating expenses. Management defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered as part of the company's normal recurring operations. Management chooses to disclose any campus adjustments as direct costs (net of any corporate allocations). Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, this includes consulting fees incurred as part of the company's transformation initiative, startup costs related to the Bloomfield, NJ campus, and the teach out and closure of the Norwood, MA campus. To obtain a complete understanding of the company's performance, these measures should be examined in connection with net income (loss), operating income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss), operating income (loss) or net cash provided by (used in) operating activities as a measure of the company's operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Information reconciling forward-looking adjusted EBITDA, adjusted operating income (loss) and adjusted free cash flow to the most directly comparable GAAP financial measure is unavailable to the company without unreasonable effort. The company is not able to provide a quantitative reconciliation of adjusted EBITDA, adjusted operating income (loss) or adjusted free cash flow to the most directly comparable GAAP financial measure because certain items required for such reconciliation are uncertain, outside of the company's control and/or cannot be reasonably predicted, including but not limited to the provision for (benefit from) income taxes. Preparation of such reconciliation would require a forward-looking statement of income (loss) and statement of cash flows prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort.

Safe Harbor Statement

All statements contained herein, other than statements of historical fact, are "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements include the following: the company’s belief that it is taking steps to drive its next phase of growth; the company’s focus on offering curriculum to provide its students training for job skills that are in high demand; the company’s goal to efficiently utilize space in its legacy campuses; the company’s accelerated expansion of welding and plans to move from three to at least six programs by fiscal 2021; the company’s commitment to delivering the next phase of profitable growth and generating positive returns for all its stakeholders; the company’s expectation for year-over-year annual growth; the company’s expectation for normal seasonality; the company’s focus on continuing to fuel long-term growth and investing in opening at least two more welding programs that will drive incremental growth over the next two fiscal years; and the company’s expectations for new student start growth (excluding Norwood, MA), average student population growth, revenue, operating expenses, operating income (loss), adjusted operating income (loss), net income, adjusted EBITDA, operating cash flow, adjusted free cash flow, and capital expenditures for fiscal 2020. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the company, the adoption of new accounting standards including the new lease accounting guidance, and other risks that are described from time to time in the company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
With more than 220,000 graduates in its 54-year history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation's leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 13 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Scottsdale, Arizona. For more information, visit uti.edu.

Company Contact:
Troy R. Anderson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-9365

Investor Relations Contact:
Moriah Shilton
LHA Investor Relations
(415) 433-3777
UTI@lhai.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(UNAUDITED)

	Three Months Ended December 31,
	2019	2018
	(In thousands, except per share amounts)
Revenues	$87,234	$83,050
Operating expenses:
Educational services and facilities	42,876	45,735
Selling, general and administrative	40,104	44,520
Total operating expenses	82,980	90,255
Income (loss) from operations	4,254	(7,205)
Other income (expense):
Interest income	336	403
Interest expense	—	(814)
Equity in earnings of unconsolidated affiliate	—	97
Other income (expense), net	178	(65)
Total other income (expense), net	514	(379)
Income (loss) before income taxes	4,768	(7,584)
Income tax expense	84	133
Net income (loss)	$4,684	$(7,717)
Preferred stock dividends	1,323	1,323
Income (loss) available for distribution	$3,361	$(9,040)

Income (loss) per share:
Net income (loss) per share - basic	$0.07	$(0.36)
Net income (loss) per share - diluted	$0.07	$(0.36)
Weighted average number of shares outstanding:
Basic	25,663	25,321
Diluted	47,059	25,321

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2019	September 30, 2019
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$70,533	$65,442
Restricted cash	14,930	15,113
Receivables, net	12,456	17,937
Notes receivable, current portion	5,183	5,227
Prepaid expenses	6,583	7,054
Other current assets	6,916	7,331
Total current assets	116,601	118,104
Property and equipment, net	73,815	104,126
Goodwill	8,222	8,222
Notes receivable, less current portion	30,451	29,852
Right-of-use asset	142,869	—
Other assets	10,103	10,222
Total assets	$382,061	$270,526

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$43,039	$45,878
Dividends payable	1,323	—
Deferred revenue	42,191	42,886
Accrued tool sets	2,740	2,586
Lease liability, current portion	25,883	—
Financing obligation, current portion	—	1,554
Other current liabilities	1,798	3,940
Total current liabilities	116,974	96,844
Deferred tax liabilities, net	329	329
Deferred rent liability	—	10,326
Financing obligation	—	39,161
Lease liability	130,813	—
Other liabilities	7,672	9,578
Total liabilities	255,788	156,238

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized; 32,609,615 shares issued and 25,744,718 shares outstanding as of December 31, 2019 and 32,498,830 shares issued and 25,633,933 shares outstanding as of September 30, 2019	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 700,000 shares of Series A Convertible Preferred Stock issued and outstanding as of December 31, 2019 and September 30, 2019, liquidation preference of $100 per share	—	—
Paid-in capital - common	187,010	187,493
Paid-in capital - preferred	68,853	68,853
Treasury stock, at cost, 6,864,897 shares as of December 31, 2019 and September 30, 2019	(97,388)	(97,388)
Retained deficit	(32,205)	(44,673)
Total shareholders’ equity	126,273	114,288
Total liabilities and shareholders’ equity	$382,061	$270,526

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended December 31,
	2019	2018
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$4,684	$(7,717)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,013	3,205
Amortization of assets subject to financing obligation	—	670
Amortization of lease right-of-use asset	5,920	—
Bad debt expense	283	337
Stock-based compensation	14	694
Equity in earnings of unconsolidated affiliate	—	(97)
Training equipment credits earned, net	439	78
Other losses (gain), net	(231)	401
Changes in assets and liabilities:
Receivables	4,065	6,235
Prepaid expenses	(409)	(1,210)
Other assets	23	720
Notes receivable	(555)	(378)
Accounts payable and accrued expenses	(1,938)	(1,578)
Deferred revenue	(695)	3,138
Income tax payable/receivable	92	169
Accrued tool sets and other current liabilities	32	588
Deferred rent liability	—	(458)
Lease liability	(6,532)	—
Other liabilities	(1,081)	(387)
Net cash provided by operating activities	7,124	4,410
Cash flows from investing activities:
Purchase of property and equipment	(1,811)	(2,779)
Proceeds from disposal of property and equipment	23	5
Return of capital contribution from unconsolidated affiliate	69	64
Net cash used in investing activities	(1,719)	(2,710)
Cash flows from financing activities:
Payment of financing obligation	—	(310)
Payment of payroll taxes on stock-based compensation through shares withheld	(497)	(118)
Net cash used in financing activities	(497)	(428)
Net increase in cash, cash equivalents and restricted cash	4,908	1,272
Cash, cash equivalents and restricted cash, beginning of period	80,555	72,159
Cash, cash equivalents and restricted cash, end of period	$85,463	$73,431

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets that sum to the total of the same amounts shown in the condensed consolidated statements of cash flows.

	December 31, 2019	December 31, 2018
	(In thousands)
Cash and cash equivalents	$70,533	$58,649
Restricted cash	14,930	14,782
Total cash, cash equivalents and restricted cash shown in condensed consolidated statements of cash flows	$85,463	$73,431

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended December 31,
	2019	2018
	(In thousands)
Net income (loss), as reported	$4,684	$(7,717)
Interest income	(336)	(403)
Interest expense	—	814
Income tax expense	84	133
Depreciation and amortization	3,342	4,258
EBITDA	$7,774	$(2,915)
Non-recurring consulting fees for transformation initiative	—	4,224
Severance expense due to CEO transition	1,531	—
Norwood, MA campus operating loss(2)	756	45
Adjusted EBITDA, non-GAAP	$10,061	$1,354

Reconciliation of Net Cash provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended December 31,
	2019	2018
	(In thousands)
Net cash provided by operating activities, as reported	$7,124	$4,410

Purchase of property and equipment	(1,811)	(2,779)
Non-recurring consulting fees paid for transformation initiative	—	3,950
Severance payment due to CEO transition	1,014	—
Cash outflow associated with Norwood, MA campus operating activities(2)	677	11
Adjusted free cash flow, non-GAAP	$7,004	$5,592

Reconciliation of Income (Loss) from Operations to Adjusted Operating Income (Loss)

	Three Months Ended December 31,
	2019	2018
	(In thousands)
Income (loss) from operations, as reported	$4,254	$(7,205)
Severance expense due to CEO transition	1,531	—
Non-recurring consulting fees for transformation initiative	—	4,224
Norwood, MA campus operating loss(2)	756	45
Adjusted operating income (loss), non-GAAP	$6,541	$(2,936)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(UNAUDITED)

Selected Supplemental Financial Information

	Three Months Ended December 31,
	2019	2018
	(In thousands)
Salaries expense	$34,940	$35,007
Employee benefits and tax	6,137	7,491
Bonus expense	4,189	2,830
Stock-based compensation	14	694
Total compensation and related costs	$45,280	$46,022

Occupancy expense, net of subleases	$10,308	$9,651
Advertising expense	$9,453	$10,583
Depreciation and amortization	$3,336	$4,156
Contract services expense	$1,829	$6,493

Impact of the Adoption of ASC 842, Leases

UTI adopted ASC 842 effective October 1, 2019. The adoption of the standard resulted in the recognition of operating lease right-of-use assets and operating lease liabilities based on the lease portfolio as of October 1, 2019.

In addition, we have two build-to-suit leases that were accounted for as financing obligations and related assets because we had continued involvement in the related facility after the construction period was completed. The financing obligations were classified as operating leases in accordance with the new standard as of the transition date, including recognition of operating lease right-of-use assets and lease liabilities. The change will result in the derecognition of the existing deferred financing obligation and related assets. The cumulative impact of the derecognition of these financing obligations as of October 1, 2019, was an increase in stockholders' equity. The reclassification also resulted in the recognition of rent expense, which was previously reported as interest expense under the former accounting guidance. The following represents the effects of adopting ASC 842. UTI’s fiscal year 2020 guidance includes the impacts noted below.

Opening Balance Sheet Impact

Net Increase in Assets	Net Increase in Liabilities	Net Increase in Equity
$116.1 Million	$107.0 Million	$9.1 Million

Impact to Fiscal 2020 Statement of Income (in millions)

Increase (decrease)
Revenues	$—
Total operating expenses	1.6
Income from operations	(1.6)
Total other income (expense), net	1.8
Net income	$0.2

EBITDA
Interest expense	$(3.0)
Depreciation and amortization	(2.4)
$(5.2)

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